SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2003

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

          On December 4, 2003, Kirkland’s, Inc. (the “Company”) issued a press release reporting financial results for the 13-week and 39-week periods ended November 1, 2003 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

          The Press Release included one or more “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to each such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

          These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.
Date: December 8, 2003	By:	/s/ Robert E. Alderson

Robert E. Alderson
President and Chief Executive Officer

Annex 1

Contact:	Rennie Faulkner Executive Vice President & CFO (731) 668-2444

KIRKLAND’S REPORTS THIRD QUARTER RESULTS

     JACKSON, Tenn. (December 4, 2003) — Kirkland’s, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 39-week periods ended November 1, 2003.

     Net sales for the 13 weeks ended November 1, 2003, increased 12.2% to $84.1 million from $74.9 million for the 13 weeks ended November 2, 2002. Comparable store sales for the third quarter of 2003 increased 2.7%. The Company’s comparable store sales increased 9.2% for the third quarter of 2002. Income for the third quarter of fiscal 2003, before taking into account a one-time charge related to the termination of the Company’s current warehouse leases in connection with the lease of a new distribution center, was $1.9 million, or $0.10 per diluted share, compared with net income of $1.2 million, or $0.06 per diluted share, for the prior-year period. The one-time charge amounted to $1.1 million, or $0.03 per diluted share after tax. Including the one-time charge, the Company reported net income of $1.2 million, or $0.06 per diluted share, for the third quarter of fiscal 2003.

     Net sales for the 39 weeks ended November 1, 2003, increased 9.6% to $236.4 million from $215.8 million for the 39 weeks ended November 2, 2002. Comparable store sales for the first 39 weeks of 2003 increased 2.2%. The Company’s comparable store sales increased 14.4% for the first 39 weeks of 2002. Income for the first 39 weeks of fiscal 2003, before the one-time charge, was $3.8 million, or $0.19 per diluted share, compared with pro forma income of $5.6 million, or $0.29 per diluted share, for the prior-year period. For the 39 weeks ended November 2, 2002, the Company reported a net loss allocable to common stock of $3.6 million, or $0.29 per diluted share. Including the one-time charge, the Company reported net income of $3.1 million, or $0.16 per diluted share, for the first 39 weeks of fiscal 2003.

     Robert E. Alderson, Kirkland’s President and Chief Executive Officer, said, “We were pleased to post solid earnings results for the third quarter. Sales and gross margin improved during the quarter, and we continued to keep a close eye on operating expenses. Inventories ended the quarter on plan, and we entered the fourth quarter positioned well from a merchandising standpoint. Other highlights of the quarter included significant new store activity and continued progress toward our goal of moving into a new leased distribution center in the second quarter of fiscal 2004.”

     Kirkland’s opened 21 new stores in the third quarter of 2003 and has opened three new stores to date in the fourth quarter, bringing the total number of new stores opened in fiscal 2003 to 42 stores. Including two stores expected to close in the fourth quarter, Kirkland’s will have added a net 31 stores in fiscal 2003, representing a 12.4% increase in the store base over the prior year. The Company’s long-term target for annual growth in the store base is 15% to 18%.

Annex 1

Fourth Quarter Outlook

     The Company issued guidance for the fourth quarter ending January 31, 2004. For the fourth quarter, the Company expects to report net income of $0.81 to $0.86 per diluted share, compared with $0.71 per diluted share in the prior-year period. Net sales are expected to be $137 million to $140 million, with comparable store sales expected to be relatively flat when compared with the prior-year period. Based on this outlook for the fourth quarter, the Company now expects to report earnings for fiscal 2003 in a range of $1.00-$1.05 per diluted share, slightly below the Company’s previous guidance of $1.02-$1.07 per diluted share, before taking into account the one-time lease termination charge.

     Mr. Alderson commented, “Our third quarter results were encouraging, but our fourth quarter outlook remains cautious. We previously noted a sales slowdown in the final two weeks of October, and sales have trended below our expectations through the first four weeks of the fourth quarter. Consistent with recent years, the fourth quarter retail environment is again characterized by heavy promotional activity. We are dedicated to producing good sales results, but we intend to focus primarily on maximizing earnings in this environment. As the quarter progresses, we are prepared for the surge in business that historically comes in the final ten days before Christmas. We have better inventory levels than in years past, which we believe will position us well for profitable sales in December and January.”

Investor Conference Call and Web Simulcast

     Kirkland’s will conduct a conference call on December 5, 2003, at 10:00 a.m. EST to discuss the third quarter fiscal 2003 earnings release and other Company developments, including the outlook for the remainder of fiscal 2003. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available until December 12, 2003, by dialing (719) 457-0820 and entering the passcode, 550025.

     Kirkland’s will also host a live broadcast of its conference call on December 5, 2003, at 10:00 a.m. EST online at the Company’s website, www.kirklands.com, as well as www.firstcallevents.com/service/ajwz393216300gf12.html. The webcast replay will follow shortly after the call and will continue until December 19, 2003.

     Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 282 stores in 34 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

Annex 1

Kirkland’s reports net income and earnings per diluted share in accordance with generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis to exclude certain effects of the Company’s July 10, 2002, initial public offering and a one-time lease termination charge that occurred in the third quarter of fiscal 2003. For a description of these adjustments, please refer to the “Reconciliation of Non-GAAP Financial Measures” which is included as part of this release.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2003. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Annex 1

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Weeks Ended

	Nov. 1,	Nov. 2,
	2003	2002

Net sales	$84,052	$74,903
Cost of sales	56,283	50,222

Gross profit	27,769	24,681
Operating expenses:
Other operating expenses	22,659	20,076
Lease termination charge	1,053	—
Depreciation and amortization	1,804	1,623
Non-cash stock compensation charge	68	70

Operating income	2,185	2,912
Interest expense:
Senior, subordinated and other notes payable	152	462
Amortization of debt issue costs	53	77
Loss on early extinguishment of long-term debt (a)	—	325
Interest income	(8)	(5)
Other expense (income), net	(35)	(47)

Income before income taxes	2,023	2,100
Income tax provision	799	860

Net income	$1,224	$1,240

Earnings per share:
Basic	$0.06	$0.07

Diluted	$0.06	$0.06

Shares used to calculate earnings per share:
Basic	19,108	18,874

Diluted	19,559	19,538

(a)	As previously disclosed in our public filings, the adoption in 2003 of the provisions of Statement of Financial Accounting Standards No. 145 required the loss on the early extinguishment of long-term debt recorded in the third quarter of fiscal 2002 to be reclassified from an extraordinary item to interest expense in the 2002 consolidated statement of operations.

Annex 1

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	GAAP		Pro Forma*
	39 Weeks Ended		39 Weeks Ended
	Nov. 1,	Nov. 2,	Nov. 2,
	2003	2002	2002

Net sales	$236,440	$215,804	$215,804
Cost of sales	161,653	143,209	143,209

Gross profit	74,787	72,595	72,595
Operating expenses:
Other operating expenses	62,656	55,873	55,873
Lease termination charge	1,053	—	—
Depreciation and amortization	5,304	4,907	4,907
Non-cash stock compensation charge	202	2,509	210

Operating income	5,572	9,306	11,605
Interest expense:
Senior, subordinated and other notes payable	376	3,195	1,680
Class C Preferred Stock	—	1,134	—
Amortization of debt issue costs	158	884	243
Loss on early extinguishment of long-term debt (a)	—	325	325
Inducement charge on exchange of Class C Preferred Stock	—	554	—
Interest income	(19)	(84)	(84)
Other expense (income), net	(110)	(77)	(77)

Income before income taxes	5,167	3,375	9,518
Income tax provision	2,041	1,384	3,901

Income before accretion of redeemable preferred stock and dividends accrued	3,126	1,991	5,617
Accretion of redeemable preferred stock and dividends accrued	—	5,626	—

Net income allocable to common stock	$3,126	$(3,635)	$5,617

Earnings per share:
Basic	$0.16	$(0.29)	$0.30

Diluted	$0.16	$(0.29)	$0.29

Shares used to calculate earnings per share:
Basic	19,017	12,341	18,828

Diluted	19,538	12,341	19,524

*	See Reconciliation of non-GAAP Financial Measures

(a)	As previously disclosed in our public filings, the adoption in 2003 of the provisions of Statement of Financial Accounting Standards No. 145 required the loss on the early extinguishment of long-term debt recorded in the third quarter of fiscal 2002 to be reclassified from an extraordinary item to interest expense in the 2002 consolidated statement of operations.

Annex 1

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	Nov. 1,	Feb. 1,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$3,110	$4,244
Inventories	52,657	39,472
Other current assets	10,995	5,957

Total current assets	66,762	49,673
Property and equipment, net	31,310	25,175
Other long-term assets	4,052	4,210

Total Assets	$102,124	$79,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	13,099	—
Accounts payable	27,773	17,594
Other current liabilities	14,499	19,572

Total current liabilities	55,371	37,166
Other long-term liabilities	2,752	2,735

Total liabilities	58,123	39,901

Net shareholders’ equity	44,001	39,157

Total Liabilities and Shareholders’ Equity	$102,124	$79,058

KIRKLAND’S, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In addition to reporting in accordance with generally accepted accounting principles (GAAP), we have reported our operating results on a non-GAAP basis to exclude certain effects of our July 10, 2002 initial public offering and the impact of a one-time lease termination charge taken during the third quarter of fiscal 2003. This non-GAAP information is used internally to evaluate our performance without regard to the non-recurring financial effects of these two events. We believe that this presentation provides investors with additional insight into our operating results.

Annex 1

Pro Forma Income and Earnings Per Share for the 39 Weeks Ended November 2, 2002

Pro forma income is prepared on a basis to exclude certain effects of our initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the period presented. The following sets forth the reconciliation of pro forma income and pro forma earnings per share to GAAP net income and GAAP earnings per share for the 39 weeks ended November 2, 2002 (in thousands, except per share data):

Pro forma income	$5,617
Interest on debt retired in IPO	(3,203)
Non-recurring, non-cash stock compensation charges	(2,299)
Difference in debt issue cost amortization due to May 2002 refinancing	(641)
Accretion of redeemable preferred stock and dividends accrued on classes of preferred stock retired in IPO	(5,626)
Estimated tax effect using effective tax rate	2,517

GAAP net income	$(3,635)

Diluted weighted average shares outstanding — pro forma	19,524
New shares issued in IPO	(2,850)
Exercise of common stock warrants at IPO	(1,213)
Exchange of Class C Preferred Stock for common stock at IPO	(328)
Conversion of Class A, Class B and Class D Preferred Stock at IPO	(2,437)
Repurchase of common stock at IPO	341
Dilution from stock options	(696)

Diluted weighted average shares outstanding — GAAP	12,341

Pro forma earnings per diluted share	$0.29

GAAP earnings per diluted share	$(0.29)

Income Before Lease Termination Charge

The following sets forth the reconciliation of income and diluted earnings per share before lease termination charge to GAAP net income and GAAP diluted earnings per share (dollars in thousands, except per share data):

Annex 1

	13 Weeks Ended	39 Weeks Ended
	Nov. 1,	Nov. 1,
	2003	2003

Income before lease termination charge	$1,861	$3,763
Diluted earnings per share before lease termination charge	$0.10	$0.19
Lease termination charge	1,053	1,053
Tax effect using effective rate	(416)	(416)

GAAP net income	$1,224	$3,126

GAAP diluted earnings per share	$0.06	$0.16

Forecasted Diluted Earnings Per Share

The following sets forth the reconciliation of forecasted diluted earnings per share before lease termination charge to forecasted GAAP diluted earnings per share:

Fiscal Year Ending
Jan. 31,
2004
Forecasted diluted earnings per share before lease termination charge	$1.00 - $1.05
Effect of lease termination charge (on a per share basis, after tax)	$0.03

Forecasted GAAP diluted earnings per share	$0.97 - $1.02

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